Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement (No. 333-111048) of K2 Inc. of our report dated January 31, 2003 on the consolidated financial statements of Brass Eagle Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ CROWE CHIZEK AND COMPANY LLC Crowe Chizek and Company LLC

Oak Brook, Illinois

December 30, 2003